EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of GAIN Capital Holdings, Inc. and subsidiaries dated September 27, 2010 appearing in Amendment No. 10 to Registration Statement No. 333-161632 on Form S-1 dated December 9, 2010.
/s/ Deloitte & Touche LLP
New York, New York
January 21, 2011